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                                                                    EXHIBIT 24.1

                         CONSENT AND POWER OF ATTORNEY


KNOW BY ALL PERSONS BY THESE PRESENTS:


Each of the undersigned directors of Varian Associates, Inc., a Delaware corporation (the "Company"), hereby constitutes and appoints Richard A. Aurelio, Ernest L. Godshalk and Joseph B. Phair and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in his or her capacity as a director, to execute a Registration Statement or Registration Statements on Form S-8 under the Securities Act of 1933, as amended, relating to 6,000,000 shares of Common Stock and up to 7,000,000 additional shares of Common Stock that are subject to substitute stock options (collectively, the "Shares") that are issuable under the Varian Semiconductor Equipment Associates, Inc. Omnibus Stock Plan (the "Plan") and any and all amendments (including post-effective amendments) to such Registration Statements, and to file such Registration Statements and any and all amendments thereto, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes, as he or she might or could do in person, and ratify and confirm all that such attorneys-in-fact or their substitutes may lawfully do or cause to be done by virtue hereof, and hereby consents to such registration of the Shares and the issuance thereof pursuant to the terms of the Plan.

IN WITNESS WHEREOF, I have hereunto set my hand this 20th day of March, 1999.

   /s/ Angus A. MacNaughton                     /s/ Richard A. Aurelio
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   Angus A. MacNaughton                          Richard A. Aurelio

  /s/ Robert W. Dutton                          /s/  Ruth M. Davis
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   Robert W. Dutton                                 Ruth M. Davis

  /s/ J. Tracy O'Rourke
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   J. Tracy O'Rourke